UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 22, 2015
Date of Report (Date of earliest event reported)

PETVIVO HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Nevada	333-173569	99-0363559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12100 Singletree Lane Suite 186 Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(Zip Code)

(612) 296-7305

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4. MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

ITEM 4.02 NON RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OF COMPLETED INTERIM REVIEW.

On approximately September 22, 2015, the Board of Directors of Petvivo Holdings, Inc., a Nevada corporation (the “Company”), was advised by its independent public accountant, Terry L. Johnson, CPA (“Johnson”), that its financial statements for fiscal year ended March 31, 2014 as filed with the Securities and Exchange Commission on Form 10-K (the “Financial Statements”) could not be relied upon. Johnson was subject to a Securities and Exchange Commission Order dated September 17, 2015 instituting public administrative and cease-and-desist proceedings pursuant to Section 8A of the Securities Act of 1933, Sections 4C and 21C of the Securities Exchange Act of 1934 and Rule 102(e) of the Commission's Rules of Practice dated The Financial Statements were not reviewed by Johnson.

As a result, the Board of Directors of the Company concluded on September 22, 2015 that its previously filed Financial Statements for fiscal year ended March 31, 2014 could not be relied upon.

The Company has engaged a new auditor, Patrick Heyn, who will be re-auditing fiscal year ended March 31, 2014 in addition to fiscal year ended March 31, 2015. The Company will be filing its Annual Report on Form 10-K for fiscal year ended March 31, 2015, which will contain the re-audited Financial Statements for fiscal year ended March 31, 2014, with the Securities and Exchange Commission within approximately two to three weeks. The Chief Executive Officer/President of the Company has discussed these matters disclosed in this filing on Form 8-K with the Company's legal counsel on approximately September 22, 2015. The confirmation from the Company's current independent public accountants is attached hereto as Exhibit 16.1.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Document	Location
16.1	Letter dated from Terry L. Johnson	To be filed in amendment

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETVIVO HOLDINGS, INC.

Date: September 24, 2015	By:	/s/ John Lai
John Lai
Chief Executive Officer